Exhibit 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Integrated BioPharma, Inc. and its Subsidiaries

We hereby consent to the use in this Registration Statement on Form S-3 of Integrated BioPharma, Inc of our report dated September 28, 2006, relating to the consolidated financial statements of Integrated BioPharma, Inc. and its Subsidiaries, which incorporate by reference in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


AMPER, POLITZINER & MATTIA, P.C.

Edison, New Jersey
Date: June 26, 2007